EXHIBIT 3.2

                            Quebec [GRAPHIC OMITTED]

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                           CERTIFICAT DE CONSTITUTION

                       Loi sur les compagnies, Partie IA
                              (L.R.Q., chap. C-38)

                  J'atteste par les presentes que la compagnie

                  LA CORPORATION GUITRON

                  et sa ou ses version(s)

                  THE GUITRON CORPORATION

                  a ete constituee le 20 AOUT 1997, en vertu de la partie IA de la Loi sur les compagnies, tel qu'indique dans les statuts de constitution ci-joints.

                  Depose au registre le 22 aout 1997
                  sous le matricule 1147041983

[SEAL] Gouvernement
       du Quebec
       L'Inspecteur              /s/ ILLEGIBLE
       general des               Inspecteur general des institutions financieres
       institutions
       financieres

T010G13C89L12AA


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

Gouvernement du Quebec                                            A-110720-H9401
L'Inspecteur general
des institutions financieres

                                              Form 1
                                              ARTICLES OF INCORPORATION
                                              The Companies Act, R.S.Q., c. C-38
                                              Part 1A

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
1    Corporate name
     LA CORPORATION GUITRON

     THE GUITRON CORPORATION
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2    Quebec judicial district wherein     3    Precise number of minimum and         4    Effective date if after filing date
     company is setting up its head            maximum number of directors
     office

     Montreal                                  MIMIMUM: 1        MAXIMUM: 15              N/A
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5    Description of share capital

     The annexed Schedule 1 is incorporated in this form.
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6    Restrictions (if any) on transfer of shares

     Any  transfer of shares  shall  require the approval of the majority of the directors.
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7    Limitations (if any) on company activity

     None
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8    Other provisions

     The annexed Schedule 2 is incorporated in this form.
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9    Incorporators
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                                                    Address and postal code                     Signature of each incorporator
                                              (if a corporation, give head office                (if a corporation, signature
        Name and surname                         address and incorporation act)                      of authorized person)
------------------------------------------------------------------------------------------------------------------------------------
Rosentzveig, David L.                          1000 Sherbrooke Street West                          /s/ David L. Rosentzveig
                                               27th Floor
                                               Montreal
                                               Quebec H3A 3G4

------------------------------------------------------------------------------------------------------------------------------------

If space is insufficient, attach an appendix in two (2) copies

--------------------------------------------------------------------------------
For departmental use only                                    CA-211 (Rev. 12-95)

----------------------------
   Gouvernement du Quebec
          depose le

        20 AOUT 1997

  L'Inspecteur general des
  Institutions financieres                                     [LOGO] Corporatek
----------------------------


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

                                   SCHEDULE 1

The Company is authorized to issue an unlimited number of each of the following classes of shares: Common shares, Class A shares, Class B shares, Class C shares, Class D shares, Class E shares and Class F shares, all without par value. The rights, privileges, restrictions and conditions attached to each class of shares are as follows:

1.0   COMMON SHARES

1.1 The holders of the Common shares shall be entitled to receive notice of, attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Common share shall entitle its holder to one (1) vote.

1.2 Subject to the prior rights of the holders of the Class B, Class C, Class D, Class E and Class F shares, the holders of the Common shares shall be entitled to receive the remaining property of the Company upon dissolution.

2.0   CLASS A SHARES

2.1 The Class A shares rank pari passu in all respects with the Common shares, save and except that, subject to the provisions of the Companies Act, the holders of the Class A shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

3.0   CLASS B SHARES

3.1 The holders of the Class B shares shall be entitled to receive notice of, attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Class B share shall entitle its holder to one (1) vote.

3.2 Save and except for such dividends or distributions as are expressly contemplated in this Section 3.0, the holders of the Class B shares shall not be entitled to further participation in any earnings or profits of the Company or in the value of its assets.

3.3 Annual, non-cumulative dividends may be declared by the directors on the Class B shares provided that the aggregate amount thereof shall not be greater than 8% of the amount of the consideration for which such shares were issued and provided that such dividends shall only be payable if, as and when declared and at such times and in such manner as the directors may determine in their discretion. The holders of


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                                      -2-


      the Class B shares shall not be entitled to any dividends other than or in excess of the above dividends.

3.4 The Company may redeem any Class B share issued by it at a price equal to the amount of the consideration for which such share was issued. At the time of payment of such redemption price, the Company shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

3.5 Upon dissolution of the Company, the holders of the Class B shares shall be entitled to receive an amount equal to the amount of the consideration for which such shares were issued, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of the Common and Class A shares.

4.0   CLASS C SHARES

4.1 Subject to the provisions of the Companies Act, the holders of the Class C shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

4.2 Save and except for such dividends or distributions as are expressly contemplated in this Section 4.0, the holders of the Class C shares shall not be entitled to further participation in any earnings or profits of the Company or in the value of its assets.

4.3 Annual, non-cumulative dividends may be declared by the directors on the Class C shares provided that the aggregate amount thereof shall not be greater than 10% of the amount of the consideration for which such shares were issued and provided that such dividends shall only be payable if, as and when declared and at such times and in such manner as the directors. may determine in their discretion. The holders of the Class C shares shall not be entitled to any dividends other than or in excess of the above dividends.

4.4 The Company may redeem any Class C share issued by it at a price equal to the amount of the consideration for which such share was issued. At the time of payment of such redemption price, the Company shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

4.5 Upon dissolution of the Company, the holders of the Class C shares shall be entitled to receive an amount equal to the amount of the consideration for which such shares were issued, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of the Common, Class A and Class B shares.


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                                      -3-


5.0   CLASS D SHARES

5.1 Subject to the provisions of the Companies Act, the holders of the Class D shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

5.2 Save and except for such dividends or distributions as are expressly contemplated in this Section 5.0, the holders of the Class D shares shall not be entitled to further participation in any earnings or profits of the Company or in the value of its assets.

5.3 Monthly, non-cumulative dividends may be declared by the directors on the Class D shares provided that the aggregate amount thereof shall not be greater than FIFTY CENTS ($0.50) per share and provided that such dividends shall only be payable if, as and when declared and at such times and in such manner as the directors may determine in their discretion. The holders of the Class D shares shall not be entitled to any dividends other than or in excess of the above dividends.

5.4 The Company may, and upon the demand of any holder thereof shall, redeem any Class D share issued by it at a price per share equal to One Hundred Dollars ($100). At the time of payment of such redemption price, the Company shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

5.5 Upon dissolution of the Company the holders of the Class D shares shall be entitled to receive an amount equal to One Hundred Dollars ($100) per share, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of the Common, Class A, Class B and Class C shares.

6.0   CLASS E SHARES

6.1 Subject to the provisions of the Companies Act, the holders of the Class E shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

6.2 Save and except for such dividends or distributions as are expressly contemplated in this Section 6.0, the holders of the Class E shares shall not be entitled to further participation in any earnings or profits of the Company or in the value of its assets.

6.3 Annual, non-cumulative dividends may be declared by the directors on the Class E shares provided that the aggregate amount thereof shall not be greater than 9% of the amount of the consideration for which such shares were issued and


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                                      -4-


      provided that such dividends shall only be payable if, as and when declared and at such times and in such manner as the directors may determine in their discretion. The holders of the Class E shares shall not be entitled to any dividends other than or in excess of the above dividends.

6.4 The Company may, and upon the demand of any holder thereof shall, redeem any Class E share issued by it at a price equal to the amount of the consideration for which such share was issued. At the time of payment of such redemption price, the Company shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

6.5 Upon dissolution of the Company the holders of the Class E shares shall be entitled to receive an amount equal to the amount of the consideration for which such shares were issued, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of the Common, Class A, Class B, Class C and Class D shares.

7.0   CLASS F SHARES

7.1 Subject to the provisions of the Companies Act, the holders of Class F shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

7.2 Save and except for such dividends or distributions as are expressly contemplated in this Section 7.0, the holders of the Class F shares shall not be entitled to further participation in any earnings or profits of the Company or in the value of its assets.

7.3 Monthly, non-cumulative dividends may be declared by the directors on the Class F shares provided that the aggregate amount thereof shall not be greater than 1% of the amount of the consideration for which such shares were issued and provided that such dividends shall only be payable if, as and when declared and at such times and in such manner as the directors may determine in their discretion. The holders of the Class F shares shall not be entitled to any dividends other than or in excess of the above dividends.

7.4 The Company may, and upon the demand of any holder thereof shall, redeem any Class F share issued by it at a price per share equal to the amount of the consideration for which such share was issued. At the time of payment of such redemption price, the Company shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

7.5 Upon dissolution of the Company, the holders of the Class F shares shall be entitled to receive an amount equal to the


                                      117
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                                      -5-


      amount of the consideration for which such shares were issued, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of any other class of shares.

8.0   DIVIDENDS

8.1 Subject to the provisions of the Companies Act and of this Schedule, the directors may declare dividends on both the Common and the Class A shares or on the Class B shares, the Class C shares, the Class D shares, the Class E shares or the Class F shares alone, at such times, in such manner and in such amounts as they may determine in their discretion.

8.2 Nothing contained herein shall oblige the directors to declare any dividend or, except as hereinabove provided in respect of the Common and Class A shares, to declare a dividend on one class of shares when a dividend is declared on another class of shares.

9.0   PURCHASE OR ACQUISITION OF SHARES BY THE COMPANY

9.1 Subject to the provisions of the Companies Act and of this Schedule, the Company may, with the consent of the holder, purchase or otherwise acquire any share issued by it, at such times, in such manner and for such consideration as the directors of the Company may determine in their discretion, provided that the Company may not purchase or otherwise acquire any Class B, Class C, Class E or Class F share for an amount greater than the amount of the consideration for which such share was issued nor may the Company purchase or otherwise acquire any Class D share for an amount greater than the redemption price thereof.


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                                   SCHEDULE 2

1.0 The Company shall have a lien on any share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Company.

2.0 The number of shareholders of the Company shall be limited to fifty (50), exclusive of persons who are in the employment of the Company or of any of its subsidiaries and of persons who, having been formerly in the employment of the Company or any of its subsidiaries were, while in that employment, and have continued to be after the termination of that employment, shareholders of the Company, two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as a single shareholder.

3.0 Any invitation to the public to subscribe for any securities of the Company is prohibited.

4.0 Without in any way limiting the powers conferred upon the Company or its directors by any of the provisions of the Companies Act, but subject to the provisions thereof, the directors of the Company may, without the authorization of the shareholders, cause the Company to,

      4.1 hypothecate or otherwise create a security interest in any property, moveable or immoveable, present or future, which the Company may presently own or subsequently acquire, for the purpose of securing any bonds, debentures or securities which it is by law entitled to issue or for the purpose of securing the performance of any obligation of the Company;

      4.2 borrow money, without limitation or restriction, upon the credit of the Company;

      4.3 issue, re-issue, sell or hypothecate debt obligations of the Company; or

      4.4   guarantee the performance of any obligation of any person.

5.0   The   shareholders   of  the  Company  may   participate  and  vote  at  a
      shareholders' meeting by any means allowing all the participants to communicate with each other.

6.0 The election of the directors of the Company and its annual meeting may be held outside of the Province of Quebec.


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